January 18, 2011

Dear FHLBank Member:

We are pleased to report to you that your Federal Home Loan Bank had a strong year in 2010. We provided you uninterrupted access to liquidity at very competitive rates, paid strong dividends and repurchased member capital stock whenever requested. We maintained a steady course and executed the plans that make FHLBank an organization of which you can be proud. We have a dedicated staff, a seasoned management team and an outstanding board of directors.

You will see in our 2010 annual earnings release and Form 10-K, to be filed in April 2011, that advances, not surprisingly, decreased 13% during the year to approximately $19.5 billion. However, our business model is one that allows the capital base and assets to grow or shrink according to your needs, without a material change in return on equity. More importantly, from the outset of the financial crisis, we have continued to perform well because we follow a traditional, conservative and sensible approach to managing our balance sheet. In addition, our Mortgage Partnership Finance® Program experienced a record year in both the number of members selling loans to us and in mortgages purchased. In 2011, we will continue to strengthen our capital position and maintain our high level of retained earnings.

As we move forward with our conservative business model, we’ve further strengthened the Bank’s overall risk governance, monitoring and control by naming Mark Yardley, EVP, as Chief Risk Officer. Another change in 2010 was the re-establishment of a risk management committee of the board of directors (replacing the finance committee) and the formation of two new FHLBank management committees: a Strategic Risk Management Committee and an Operations Risk Committee.

In 2010, we were honored that the National Housing Conference (NHC) recognized the Federal Home Loan Bank System’s Affordable Housing Program (AHP) – the nation’s largest source of private grant funds for affordable housing – with the 2010 “Housing Program of the Year” Award. 2010 marked the 20th anniversary of AHP, a grant program that has provided, system-wide, $3.7 billion for the creation of more than 670,000 affordable rental and owned homes for low- to moderate-income families. We’re proud of the thousands of homes and apartments that the FHLBank AHP grants have helped our members create throughout Colorado, Kansas, Nebraska and Oklahoma and look forward to continuing these efforts.

As Congress debates the future of the government-sponsored enterprises, we are reaching out to the Members of the 112th Congress so they understand the full scope and combined importance of the FHLBank System and our members for both our communities and our economy.

As always, we remain focused on meeting our members’ funding needs by offering a variety of needed programs to better serve you. We want to express our personal appreciation to each of you for the business you entrusted to FHLBank in 2010. Please know that we are here to help you continue to play a key role in building your communities.

We very much appreciate your support and thank you for your continued patronage.

Sincerely,

Andy Jetter President and CEO	Dave Fisher Senior EVP and COO

Mortgage Partnership Finance is a registered trademark of the Federal Home Loan Bank of Chicago.

Forward Looking Statements

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “allow” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect the FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in the FHLBank’s capital structure; membership changes, including changes resulting from member failures, merger or changes in principal place of business; soundness of other financial institutions, including FHLBank members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with the FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with the FHLBank; the ability of the FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the FHLBank has joint and several liability; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.